Exhibit 99.01

News Release Avi Sharon, Investor Relations 212.756.4077 avi.sharon@alliancebernstein.com	John Meyers, Media 212.969.2301 john.meyers@alliancebernstein.com

AllianceBernstein Announces October 31, 2010 Assets Under Management

New York, NY, November 11, 2010 – AllianceBernstein L.P. and AllianceBernstein Holding L.P. (NYSE: AB) today announced that preliminary assets under management increased to $499 billion from $484 billion during October 2010. The 3.1% increase was due to positive investment returns and the addition of $8.0 billion of assets from the previously announced acquisition of SunAmerica’s alternative investment group, partially offset by net asset outflows, mainly from institutional accounts. Included in this month’s asset flows was a $2.9 billion inflow to a non-actively managed affiliated account which generates substantially lower fees than other similar accounts.

AllianceBernstein L.P. (The Operating Partnership)
ASSETS UNDER MANAGEMENT

	At October 31, 2010 (preliminary)				At Sep 30 2010
	Institutions	Retail	Private Client	Total	Total

Equity
Value	$94	$33	$24	$151	$152
Growth	38	23	17	78	77
Total Equity	132	56	41	229	229

Fixed Income	126	50	34	210	209

Other(1)	36	22	2	60	46
Total	$294	$128	$77	$499	$484

	At September 30, 2010

Total	$283	$125	$76	$484

(1) Includes index, structured, asset allocation services, other non-actively managed AUM and certain other alternative services.

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Cautions regarding Forward-Looking Statements

Certain statements provided by management in this news release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. The most significant of these factors include, but are not limited to, the following: the performance of financial markets, the investment performance of sponsored investment products and separately-managed accounts, general economic conditions, industry trends, future acquisitions, competitive conditions, and current and proposed government regulations, including changes in tax regulations and rates and the manner in which the earnings of publicly-traded partnerships are taxed. AllianceBernstein cautions readers to carefully consider such factors. Further, such forward-looking statements speak only as of the date on which such statements are made; AllianceBernstein undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. For further information regarding these forward-looking statements and the factors that could cause actual results to differ, see “Risk Factors” and “Cautions Regarding Forward-Looking Statements” in AllianceBernstein’s Form 10-K for the year ended December 31, 2009 and Form 10-Q for the quarter ended September 30, 2010. Any or all of the forward-looking statements made in this news release, Form 10-K, Form 10-Q, other documents AllianceBernstein files with or furnishes to the SEC, and any other public statements issued by AllianceBernstein, may turn out to be wrong. It is important to remember that other factors besides those listed in “Risk Factors” and “Cautions Regarding Forward-Looking Statements”, and those listed above, could also adversely affect AllianceBernstein’s financial condition, results of operations and business prospects.

About AllianceBernstein

AllianceBernstein is a leading global investment management firm that offers high-quality research and diversified investment services to institutional investors, individuals and private clients in major world markets.

At September 30, 2010, AllianceBernstein Holding L.P. owned approximately 36.7% of the issued and outstanding AllianceBernstein Units and AXA, one of the largest global financial services organizations, owned an approximate 63.0% economic interest in AllianceBernstein.

Additional information about AllianceBernstein may be found on our internet site, www.alliancebernstein.com.

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